EXHIBIT 10.1

 7 August 2014

POWIN CORPORATION

and

POWIN ENERGY CORPORATION

and

SF SUNTECH INC.

SUBSCRIPTION AGREEMENT relating to the shares of common stock of POWIN ENERGY CORPORATION

THIS AGREEMENT is made on 7 August 2014

BETWEEN:

(1)
Powin Corporation, a corporation incorporated under the laws of the State of Nevada, USA, whose principal place of business is at 20550 SW 115th Ave., Tualatin, OR97062, in the State of Oregon, USA (Powin Corp);

(2)
Powin Energy Corporation, a corporation incorporated under the laws of the State of Oregon, USA, whose principal place of business is at 20550 SW 115th Ave., Tualatin, OR97062, in the State of Oregon, USA (the Issuer); and

(3)	SF Suntech Inc., a corporation incorporated under the laws of the State of Delaware, whose correspondence address is at Portion B, 30/F Bank of Tower, 1 Garden Road, Central, Hong Kong (the Investor).

WHEREAS:

(A)	The Issuer is incorporated and governed under the laws of the State of Oregon, USA. As at the date of this Agreement, there are 10,000 Shares in issue.

(B)
The Investor and the Issuer have agreed that the Issuer shall allot and issue and the Investor shall subscribe for the Firm Shares, as defined below, on and subject to the terms and conditions of this Agreement.

(C)
The Issuer has granted the Investor an Initial Option (as defined below), subject to the terms and conditions of this Agreement, to subscribe for further Shares of an amount not to exceed the number of Option Shares at a price stipulated in this Agreement.  Subject to certain conditions having been satisfied, the Initial Option may be changed to the Revised Option (as defined below) in accordance with the terms and conditions of this Agreement.

IT IS AGREED AS FOLLOWS:

1.	INTERPRETATION

1.1	In this Agreement (including the Recitals and the Schedules) the following definitions are used unless otherwise defined:

Affiliate of any specified person means any other person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified person;

Arbitrator has the meaning given to it in clause 18.2;

Articles and By-laws means the articles of incorporation and the by-laws of the Issuer adopted pursuant to resolutions of its shareholders as filed with the Secretary of State of Oregon, as amended, restated, or otherwise in effect from time to time;

Authority means any governmental or regulatory commission, board, body, authority or agency, or any stock exchange, self-regulatory organisation or other non-governmental regulatory authority, or any court, tribunal or arbitrator, in each case whether national, central, federal, provincial, state, regional, municipal, local, domestic or foreign;

Board means the board of Directors of the Issuer;

Board Approval has the meaning given in clause 4.1;

Business Day means a day (other than a Saturday or Sunday or public holiday in Hong Kong or the State of Oregon, USA and any day on which a tropical cyclone warning no. 8 or above or a “black” rain warning signal is hoisted in Hong Kong at any time between 9:00 a.m. and 5:00 p.m.) on which commercial banks are open for business in Hong Kong and the State of Oregon, USA, respectively;

Claim has the meaning given to it in clause 18.2;

Closing means completion of the subscription, allotment and issue of the Firm Shares under this Agreement;

Closing Date means the date of Closing, which, subject to the satisfaction of all of the Conditions, shall be 29 August 2014, or on such other date as the Parties may agree;

Conditions means the conditions set out in clause 2.1;

Consolidated Group has the meaning give to it in Schedule 1 to this Agreement;

Debt Securities means any present or future indebtedness in the form of, or represented by, convertible bonds, bonds, debentures, notes, loan stock or other debt securities but shall exclude any indebtedness constituted by loan agreements with lenders not involving the issue of securities;

Directors means the directors of the Issuer from time to time;

Encumbrance means all pledges, charges, liens, mortgages, security interests, pre-emption rights, options, equities, power of sale, hypothecations, retentions of title, rights of first refusal and any other encumbrances or third party rights or claims of any kind or any obligation to create any of the foregoing;

Environmental Laws has the meaning given to it in Schedule 1 to this Agreement;

Financial Year means the financial year of the Group;

Firm Shares means 4,286 new Shares to be allotted and issued pursuant to the terms of this Agreement;

Firm Share Price has the meaning given in clause 3.1.2;

Fully Diluted Basis means on the basis that all subsisting options, warrants and securities convertible into Shares (including without limitation any bonds or instruments convertible or exchangeable into Shares) and any other subsisting contractual rights to subscribe for Shares have been exercised in full at the applicable exercise price at the relevant time, whether or not such exercise is subject to any condition(s);

Group means the Issuer and each of its Subsidiaries from time to time;

Hong Kong means the Hong Kong Special Administrative Region of the PRC;

Intellectual Property Rights has the meaning given at paragraph (jj) of Schedule 1 to this Agreement;

Initial Option has the meaning given to it in clause 3.1.3;

Initial Option Shares has the meaning given to it in clause 3.1.3;

JAMS has the meaning given to it in clause 18.2;

Key Employees means the persons whose names are set out in Schedule 3;

Key Intellectual Property Rights means Intellectual Property Rights which are material to the Group’s ability to conduct its business in the manner in which it is now or has in the past 24 months operated by it, or presently or in the past 24 months employed by it, including Intellectual Property Rights which are particularised in Schedule 4;

Laws means any and all national, central, federal, provincial, state, regional, municipal, local, domestic or foreign laws (including, without limitation, any common law or case law), statutes, ordinances, legal codes, regulations or rules (including, without limitation, any and all regulations, rules, orders, judgments, decrees, rulings, opinions, guidelines, measures, notices or circulars (in each case, whether formally published or not and to the extent mandatory or, if not complied with, the basis for legal, administrative, regulatory or judicial consequences) of any relevant Authority);

Listing means the listing of all or part of the share capital of the Issuer (or a substantial part of the business of the Group) on an internationally recognised stock exchange, including but not limited to NASDAQ Stock Market;

Long Stop Date means 29 August 2014 (or such later date as may be agreed between the Parties);

Material Adverse Effect means any event, circumstance or state of affairs or any combination thereof which is, or could reasonably be expected to be, materially adverse to the business, operations, assets, liabilities (including contingent liabilities), properties, regulatory status, business or financial condition, results or prospects of the Group taken as a whole or to the financial markets in general or to the ability of the Issuer to perform its obligations under this Agreement;

Money Laundering Laws has the meaning give at paragraph (n) of Schedule 1 to this Agreement;

Option Closing means completion of the subscription, allotment, issue and, if applicable, the purchase and sale, of the Option Shares under this Agreement;

Option Closing Date has the meaning given in clause3.1.5;

Option Shares means the Initial Option Shares and/or, if the Revised Option is exercised, the Revised Option Shares;

Option Share Price has the meaning given in clause3.1.3;

Option Warranties means the representatives and warranties made or given by the Issuer and Powin Corp as set out in Part B of Schedule 1 hereto;

Party or Parties means a party or the parties to this Agreement;

Reorganisation means such reorganisation steps that are required to sever the Issuer from Powin Corporation as a company which is independent in all aspects (other than the Shares which are owned by Powin Corporation) from Powin Corporation, including matters that are set out in Schedule 9, but shall exclude all Transitional Arrangements;

Revised Option has the meaning given to it in clause 3.1.4;

Revised Option Shares has the meaning given to it in clause 3.1.4;

Sanctions Laws and Regulations has the meaning to it in Schedule 1 to this Agreement;

Shares means shares of common stock of the Issuer or shares of any class or classes resulting from any subdivision, consolidation or re-classification of those shares, which as between themselves have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or dissolution of the Issuer;

Shareholders means holder(s) of the Shares;

Shareholders Agreement means the shareholders' agreement in substantially the form set out in Schedule 7;

Subscription means the subscription for the Subscription Shares by the Investor on and subject to the terms and conditions set out in this Agreement;

Subscription Shares means the Firm Shares and the Option Shares;

Subsidiary includes, in relation to any person: (i) any company or business entity of which that person owns or controls (either directly or through one or more other subsidiaries) more than 50 per cent. of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or business entity; (ii) any company or business entity of which that person owns or controls (either directly or through one or more other subsidiaries) not more than 50 per cent. of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or business entity but effectively controls (either directly or through one or more other Subsidiaries) the management or the direction of business operations of such company or business entity; and (iii) any company or business entity which at any time has its accounts consolidated with those of that person or which, under relevant Laws or such other applicable generally accepted accounting principles from time to time, should have its accounts consolidated with those of that person;

Transitional Arrangements means arrangements that are set out in Schedule 9;

US Dollar and US$ means the legal currency of the USA;

US and USA means the United States of America; and

Warranties means the representations and warranties made or given by the Issuer and Powin Corp as set out in Part A of Schedule 1 hereto.

1.2	In this Agreement, unless otherwise defined or unless the context or subject matter otherwise requires:

1.2.1	A reference to a clause, sub-clause, paragraph, sub-paragraph or schedule is, unless indicated to the contrary, a reference to a clause, sub-clause, paragraph or schedule of this Agreement.

1.2.2	Any reference to this Agreement includes the Schedules to it which form part of this Agreement for all purposes.

1.2.3
A reference to an enactment or statutory provision shall include a reference to any subordinate legislation made under the relevant enactment or statutory provision and is a reference to that enactment, statutory provision or subordinate legislation as from time to time amended, consolidated, modified, re-enacted or replaced.

1.2.4	The singular includes the plural and vice versa and reference to any gender includes a reference to all other genders.

1.2.5	The headings and the table of contents in this Agreement are for convenience only and shall not affect its interpretation.

1.2.6
A reference to persons shall be deemed to include references to natural persons, firms, partnerships, bodies corporate, undertakings, associations, organisations, trusts, trustees, legal representatives, governments (or any department or agency thereof) or any other entity howsoever designated or constituted (in each case, whether or not having separate legal personality), but a reference to individuals shall be deemed to be references to natural persons only.

1.2.7
A reference to writing shall include any typewriting, printing, lithography, photography and any other modes of representing or reproducing words in a legible and non-transitory form and documents and information sent or supplied in electronic form are "in writing" for the purpose of this Agreement.

1.2.8	The terms hereof and hereunder (and any other similar expressions) refer to this Agreement and not to any particular clause or other portion hereof and include any agreement supplemental hereto.

1.2.9
The terms “include,” “includes” or “including” are used in this shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import.

1.2.10
References in this Agreement to any other agreement or other instrument (other than an enactment or statutory provision) shall be deemed to be references to such agreement or instrument as from time to time amended, varied, supplemented, substituted, novated or assigned.

1.2.11
Any statement in this Agreement qualified by the expression ‘to the best knowledge of the Issuer or any member of the Group’ or ‘so far as the Issuer is aware’ or any similar expression shall be a reference to the actual knowledge of the Directors and the members of the senior management team of the Issuer and shall be deemed to include an additional statement that it has been made after due and careful enquiry by such persons.

1.2.12	Any reference to a time or date in this Agreement shall, unless otherwise stated, be a reference to Hong Kong time or a day under Hong Kong time zone.

2.	CONDITIONS

2.1	The obligations of the Investor to subscribe and pay for the Firm Shares shall be conditional on the following Conditions being satisfied:

2.1.1	the ownership of all of the Key Intellectual Property Rights having been duly vested into the Issuer or any of its subsidiaries free from all Encumbrances to the satisfaction of the Investor;

2.1.2	the Reorganisation having been duly completed to the satisfaction of the Investor;

2.1.3
each of the Key Employees having duly entered into an employment agreement (or supplemental agreement) containing restrictive covenants provisions with the Issuer or its subsidiaries and termination provisions in form and substance acceptable to the Investor;

2.1.4
all of the Warranties made, or any of the undertakings given, by the Issuer under this Agreement continuing to be true, accurate and correct and not misleading as of the Closing Date, and as if made on the Closing Date;

2.1.5
the Issuer having obtained all necessary authorisations, approvals or consents required under the Articles and By-laws and applicable Laws for entering into this Agreement and the transactions contemplated hereunder, including the allotment and issue of the Subscription Shares;

2.1.6	the Investor having obtained all necessary authorisations, approvals or consents required under its articles and by-laws and applicable Laws to subscribe for the Subscription Shares from the Issuer;

2.1.7
the Investor having been satisfied with the results of its due diligence investigations on the Issuer and its Subsidiaries, taken as a whole and being satisfied that key technologies and products of the Issuer can be applied commercially and in an economically viable and profitable manner;

2.1.8
all the authorisations, approvals, consents, waivers and permits of the relevant authorities of the relevant jurisdictions which are necessary to give effect to this Agreement and the transactions contemplated hereunder as required by all applicable Laws having been granted, received and obtained and remaining in full force;

2.1.9	the Issuer having performed all of its obligations hereunder expressed to be performed on or before such dates;

2.1.10	no shares or securities convertible into shares having been issued by the Issuer or its Subsidiaries since the date of this Agreement;

2.1.11	no Material Adverse Effect having occurred;

2.1.12	no injunction, interim or otherwise, having been granted in respect of the Issuer which would prohibit the Issuer from entering into and performing its obligations under this Agreement; and

2.1.13	there being no litigation pending against the Issuer that, if decided adversely, would inhibit or otherwise delay the consummation of the transactions contemplated in this Agreement.

2.2
The Investor may in its absolute discretion at any time before Closing waive any of the Conditions by notice to the Issuer and such waiver may be subject to such terms and conditions as may be agreed between the Investor and the Issuer in writing.

2.3
If any of the Conditions remain unsatisfied or is not waived on the day falling on the expiry of the Long Stop Date or becomes incapable of fulfilment on or before the day falling on the expiry of the Long Stop Date (other than as a result of a breach of this Agreement by Powin Corp or the Issuer), this Agreement, other than clause 1 (Interpretation), this clause 2 (Conditions), clauses 8 (Costs and Expenses), 9 (Announcement, Information and Confidentiality), 10 (Notices), 12 (Entire Agreement), 14 (Waiver), 15 (Partial Invalidity), 18 (Governing Law and Jurisdiction) and 19 (Counterparts) shall automatically terminate with immediate effect and each Party's rights and obligations other than those specified above shall cease immediately on termination. Such termination shall not affect the rights and obligations of the Parties existing before termination.

2.4
The Issuer shall, at its own cost, use its best endeavours to ensure that the Conditions set out in clause 2.1 (other than clause 2.1.6) are fulfilled as soon as reasonably practicable after the date of this Agreement.

2.5	Each Party shall notify the other Parties as soon as practicable after it becomes aware that a Condition in clause 2.1 has been satisfied or that any such Condition is incapable of fulfilment.

3.	SUBSCRIPTION AND OPTION

3.1	Subscription

3.1.1
The Investor shall subscribe for and the Issuer shall allot and issue, the Firm Shares fully paid and free from all Encumbrances and adverse claims and the Firm Shares shall rank pari passu in all respects with the Shares outstanding at the date of Closing and with all rights, including all dividends and other distributions declared made or paid at any time after the date of Closing.

3.1.2	The aggregate Firm Share Price for the Firm Shares is US$25,000,000, and shall be paid by the Investor in accordance with clause 4.4.

3.1.3
Subject to the provisions of clause 3.1.4, the Issuer hereby further grants to the Investor an option (the Initial Option) to subscribe for 10,714 new Shares (the Initial Option Shares), at any time at a purchase price of US$3,500 per Share (the Option Share Price). If at any time between the date of this Agreement and closing of the exercise of the Option, Shares have been consolidated or sub-divided, the Option Share Price per Share shall be correspondingly increased or reduced (as the case may be) to the effect that the aggregate Option Share Price payable by the Investor and receivable by the Issuer for the Option Shares would remain the same as if the consolidation or sub-division did not take place.

3.1.4
Conditional upon the consolidated profit before tax of the Issuer for the six month ending 30 June 2016 as shown in the audited or reviewed consolidated financial statements of the Issuer prepared by the auditors of the Issuer equals or exceeds US$800,000 and provided that the Initial Option has not been exercised, the Issuer and Powin Corp hereby grant to the Investor an option (the Revised Option) to subscribe for 3,061 new Shares from the Issuer and to purchase 3,061 existing Shares from Powin Corp (together, the Revised Option Shares), at any time at the Option Share Price per Share. If at any time between the date of this Agreement and closing of the exercise of the Revised Option, Shares have been consolidated or sub-divided, the Option Share Price per Share shall be correspondingly increased or reduced (as the case may be) to the effect that the aggregate Option Share Price payable by the Investor and receivable by the Issuer and Powin Corp for the Revised Option Shares would remain the same as if the consolidation or sub-division did not take place.   Upon the Revised Option under this clause 3.1.4 becoming effective, the Initial Option shall forthwith lapses, have no further effect and cannot be further exercised.

3.1.5
The Initial Option and, if applicable, Revised Option shall be effective for two years from the Closing Date or, if earlier, until completion of a Listing, and shall be exercisable, in whole only, solely at the discretion of the Investor by written notice (substantially in the form set out in Schedule 2 to this Agreement) given to the Issuer and, if applicable, Powin Corp by the Investor at least five Business Days before the date the Option Shares are to be issued by the Issuer against payment for the Option Shares (the Option Closing Date). Such notice shall be irrevocable and shall set forth the number of Option Shares as to which the Initial Option or Revised Option is being exercised and the Option Closing Date; provided, however, that the Option Closing Date shall be no later than five Business Days after the date on which the option shall have been exercised. For the avoidance of doubt, the Option Closing Date specified by the Investor may fall on the same day as the Closing Date.

3.1.6
If the Initial Option is duly exercised in accordance with clause 3.1.3 or the Revised Option is duly exercised in accordance with clause 3.1.4, the Issuer agrees to issue the relevant Option Shares and, in the case where the Revised Option is exercised, Powin Corp agrees to sell the relevant Option Shares, on the Option Closing Date to the Investor or as the Investor may direct.  Closing of the Initial Option or Revised Option shall be conditional on the following Conditions being satisfied (or waived by the Investor):

(A)
all of the Warranties made, or any of the undertakings given, by the Issuer and Powin Corp under this Agreement continuing to be true, accurate and correct and not misleading as of, and as if made on the Option Closing Date;

(B)
the Issuer having obtained all necessary authorisations, approvals or consents required under the Articles and By-laws and applicable Laws for entering into this Agreement and the transactions contemplated hereunder, including the allotment and issue of the relevant Option Shares;

(C)
if applicable, Powin Corp having obtained all necessary authorisations, approvals or consents required under its articles and by-laws and applicable Laws for entering into this Agreement and the transactions contemplated hereunder, including the sale of the relevant Option Shares;

(D)
all the authorisations, approvals, consents, waivers and permits of the relevant authorities of the relevant jurisdictions which are necessary to give effect to this Agreement and the transactions contemplated hereunder as required by all applicable Laws having been granted, received and obtained and remaining in full force; and

(E)	the Issuer and, if applicable, Powin Corp having performed all of its obligations hereunder expressed to be performed on or before such dates.

3.1.7
The Issuer shall, upon the receipt of the Firm Share Price under clause4.4, apply US$5,200,000 of the proceeds from the Subscription for repayment of a shareholder's loan owed by the Issuer to Powin Corporation.

4.	CLOSING/OPTION CLOSING

4.1
Subject to the satisfaction (or waiver as the case may be) of, in the case of Subscription of the Firm Shares, all the Conditions or, the case of subscription of the Option Shares, the conditions set out in clause 3.1.6, the Closing and the Option Closing (if any) shall take place at the offices of the Investor in Hong Kong on the Closing Date and the Option Closing Date (if any) at 10:00 a.m. (Hong Kong time) or at such other place and time as the Issuer and the Investor shall agree.

On or before execution of this Agreement, the Issuer shall procure that a meeting or meetings of the Board is or are duly convened and held in accordance with the Articles and By-laws at which: (a) this Agreement and the transactions contemplated hereunder and thereunder; (b) the execution of this Agreement and all documents necessary to give effect to the transactions contemplated under this Agreement; (c) the performance by the Issuer of its other obligations under this Agreement; and (d) on or before the Closing Date, the allotment and issue of the Subscription Shares and the entry of the name of the Investor into the register of shareholders of the Issuer as holder of the Subscription Shares in accordance with this Agreement are approved and/or ratified (the Board Approvals, each, a Board Approval).

4.2	At or before the Closing, the Issuer shall:

4.2.1
deliver to the Investor a certified true copy or extract of the relevant minutes documenting each of the necessary approvals, including the Board Approvals and necessary shareholders approvals, if any;

4.2.2
duly allot and issue the Firm Shares in accordance with this Agreement and deliver to the Investor definitive share certificate(s) representing the number of Firm Shares the Investor has subscribed for under clause 3;

4.2.3	deliver to the Investor a certificate signed by a duly authorised officer certifying that the Conditions under clauses 2.1.4 and 2.1.9 have been satisfied;

4.2.4
deliver to the Investor a legal opinion of K&L Gates and/or other law firms addressed to the Investor in respect of the entry into this Agreement by the Issuer, Powin Corp, the performance of their obligations thereunder and the due allotment and issue of the Firm Shares, in form and substance satisfactory to the Investor and dated as at the Closing Date;

4.2.5
deliver to the Investor a waiver or confirmation duly executed by Powin Corp confirming that, immediately after the repayment of the shareholder's loan contemplated under clause3.1.7, there exists no outstanding debt, liability or claim owed by any member of the Group to Powin Corp; and

4.2.6	deliver to the Investor the original of the Shareholders' Agreement duly executed by Powin Corp.

4.3	At or before the Option Closing, the Issuer and, if applicable, Powin Corp shall:

4.3.1
duly allot and issue the relevant Option Shares in accordance with this Agreement and deliver to the Investor definitive share certificate(s) representing the number of Option Shares the Investor has subscribed for under clause 3;

4.3.2
duly transfer the relevant Option Shares in accordance with this Agreement and deliver to the Investor definitive share certificate(s) representing the number of Option Shares the Investor has purchased under clause 3;

4.3.3	deliver to the Investor a certificate signed by a duly authorised officer certifying that the conditions under clauses 3.1.6(A) and (E) have been satisfied; and

4.3.4
deliver to the Investor a legal opinion of K&L Gates and/or other law firms addressed to the Investor in respect of the entry into this Agreement by the Issuer and Powin Corp, the performance of its obligations thereunder and the due allotment and issue of the relevant Option Shares by the Issuer and transfer of the relevant Option Shares by Powin Corp, in form and substance satisfactory to the Investor and dated as at the Option Closing Date;

4.4
At the Closing and the Option Closing (if any), the Investor shall, against compliance by the Issuer of its obligations set out in clause 4.2 or 4.3 (as the case may be), transfer by wire transfer to a bank account to be notified in writing by the Issuer and, if applicable, Powin Corp to the Investor not later than three days prior to the Closing Date or the Option Closing Date, as applicable, the funds representing the Firm Share Price or Option Share Price, as the case may be, and, at Closing, deliver to Powin Corp the original of the Shareholders' Agreement duly executed by the Investor.  The Parties agree that, for Closing, the Firm Share Price shall be paid to the Hong Kong office of K&L Gates to be held on escrow pending Closing.  The Parties also agree that such funds shall be held at the risk of the Issuer (and not the Investor) whilst held in escrow by K&L Gates.

4.5
In respect of the Closing and the Option Closing (if any), the Parties agree that all actions required to be performed on the date of Closing or the Option Closing (if any) shall be deemed to have been taken and to have occurred simultaneously on the date of Closing or the Option Closing (if any).

5.	UNDERTAKINGS

5.1	The Issuer undertakes and covenants with the Investor that:

5.1.1
the Issuer shall comply in all respects with the terms and conditions of the Subscription and, in particular, that the Issuer shall duly allot and issue the Subscription Shares free from all Encumbrances ranking pari passu in all respects with the Shares outstanding as at the date of allotment;

5.1.2	it will procure that its share registrar shall do all such acts and things as may be required to be done by it in connection with the Subscription;

5.1.3	the proceeds from the issue of the Subscription Shares will be used in accordance with clause 3.1.7;

5.1.4	the Issuer will file all the necessary filings with the relevant Authorities in connection with the Subscription;

5.1.5
the Issuer will pay any stamp, issue, registration, documentary or other taxes and duties, including interest and penalties in Hong Kong, the State of Oregon, the USA and all other relevant jurisdictions payable on or in connection with the issue and allotment of the Subscription Shares or the execution or delivery of this Agreement; and any value added, turnover or similar tax payable in respect thereof (and references in this Agreement to such amount shall be deemed to include any such taxes so payable in addition to it);

5.1.6
the Issuer will forthwith notify the Investor of any change affecting any of its representations, warranties, agreements and indemnities herein at any time prior to payment being made to the Issuer on the Closing Date (or the Option Closing Date, if the Option has been exercised) (both dates inclusive) and take such steps as may be reasonably requested by the Investor to remedy the same;

5.1.7
each of the Issuer and its Subsidiaries will, to the satisfaction of the Investor, cooperate with the Investor in respect of, and participate in, the due diligence procedures required by the Investor in connection with the Subscription of the Subscription Shares;

5.1.8
the Issuer will obtain and maintain in full force and effect all consents, clearances, approvals, authorisations, orders, registrations and qualifications as referred to in paragraph (q) in Schedule 1 to this Agreement by not later than the Closing Date and the Option Closing Date (if any); and

5.1.9	comply with the provisions set out in Schedule 5.

5.2	Powin Corp undertakes with the Investor that it will procure the Issuer to comply with the undertakings and covenants set out in clause 5.1.

5.3	Powin Corp and the Issuer undertake that all of the Transitional Arrangements shall have been completed in full by 31 December 2014.

5.4
Powin Corp undertakes that it shall, prior to 31 December 2014, amend or procure the amendment of the corporate and trading name of itself and each of its subsidiaries (other than the Issuer) so that such names no longer bear the word "Powin".

6.	REPRESENTATIONS AND WARRANTIES

6.1
Powin Corp and the Issuer, jointly and severally, represent and warrant to the Investor that each of the Warranties is true, accurate and correct and not misleading as at the date of this Agreement and will remain true, accurate and not misleading as at the date of the Closing as if made as of the Closing. Powin Corp and the Issuer, jointly and severally, represent and warrant to the Investor that each of the Option Warranties is true, accurate and correct and not misleading as at the date of the Option Closing (if the Option has been exercised).

6.2
Each of the Warranties and the Option Warranties shall be separate and independent and, save as expressly provided to the contrary, shall not be limited by reference to or inference from any other Warranty or Option Warranty or any other term of this Agreement.

6.3
The Issuer hereby agrees to disclose promptly to the Investor in writing upon becoming aware of any matter, event or circumstance (including any omission to act) which may arise or become known to it after the date of this Agreement and before Closing and Option Closing (if the Option has been exercised) which:

6.3.1	constitutes a breach of any of the Warranties or the Option Warranties (if applicable); or

6.3.2	has an adverse effect on the financial position of any member of the Group.

7.	INDEMNITY

7.1
Each of Powin Corp and the Issuer will jointly and severally indemnify and keep indemnified, defend, hold harmless, and agrees to pay the Investor for any loss, liability, damages, costs or expenses (including legal expenses) suffered or incurred by the Investor as a result of or in connection with, directly or indirectly, any breach by either Powin Corp or the Issuer of the terms of this Agreement (including the representations, warranties and undertakings set out in Schedule 1 and clauses 5 and 6).  For the purposes of this clause 7 only, the term “Investor” shall mean the Investors and its Affiliates, and its directors, officers, employees and agents.

8.	COSTS AND EXPENSES

8.1
Powin Corp, the Issuer and the Investor shall each be liable for the costs and expenses of their own respective legal and other professional advisers (including auditors) incurred in connection with the issue of the Subscription Shares.

9.	ANNOUNCEMENTAND INFORMATION

9.1
Subject to clause 9.2, no public announcement of any kind in connection with this Agreement or the transactions contemplated thereunder shall be made or issued by or on behalf of any Party or any of its Affiliates without the prior written consent of the other Party.

9.2
If either Party is required by Laws or by any stock exchange or by any Authority to make any announcement, filing or public release in connection with this Agreement or the transactions contemplated thereunder, the relevant Party shall make such announcement, filing or public release and shall, to the extent legally permissible, immediately notify the other Party and shall use all reasonable endeavours to accommodate the requests of such Party with respect to the terms and provisions of such announcement, filing or release.

9.3
Subject to any legal or regulatory restrictions applicable to the Issuer and for as long as the Investor or one of its Affiliates is a Shareholder, the Investor shall be entitled to receive any information held by the Issuer which the Investor reasonably requires to keep it properly informed about the business and affairs of the Group and generally to protect its interests as a Shareholder in such form as the Board reasonably determines, and the Investor shall deal with such information, to the extent that it constitutes material non-public or inside information within the meaning of the US federal securities laws, in such a manner that will not breach any applicable Laws, including, among others, Laws relating to insider trading, or cause the Issuer or members of the Group to breach any applicable Laws.

10.	NOTICES

Notices

10.1	Any notice or other formal communication to be given under this Agreement shall be in writing and signed by or on behalf of the Party giving it. It shall be:

10.1.1	delivered by hand to the relevant address in clause 10.3;

10.1.2	sent by fax to the relevant number set out in clause 10.3; or

10.1.3	sent by prepaid recorded delivery, special delivery or registered post to the relevant address in clause 10.3.

10.2
In each case such notice or other formal communication shall be marked for the attention of the relevant Party set out in clause 11.3 (or as otherwise notified from time to time under this Agreement).  Any notice given by hand delivery, fax or post shall be deemed to have been duly received:

10.2.1	if hand delivered, when delivered;

10.2.2	if sent by fax, 12 hours after the time of despatch; and

10.2.3	if sent by prepaid recorded delivery, special delivery or registered post, at 10:00 a.m. on the second Business Day from the date of posting,

unless there is evidence that it was received earlier than this and provided that, where (in the case of hand delivery or fax) the delivery or transmission occurs after 6:00 p.m. on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9:00 a.m. on the next following Business Day.  References to time in this clause are to local time in the country of the addressee.

Notice details

10.3	The addresses and fax numbers of the Parties for the purpose of clauses 10.1and 10.2are:

For Powin Corp:

Address:	20550 SW 115th Ave., Tualatin, OR97062, State of Oregon, USA
Fax No:	503-598 3941
For the attention of:	Joseph Lu, CEO
For the Issuer:

Address:	20550 SW 115th Ave., Tualatin, OR97062, State of Oregon, USA
Fax No:	503-598 3941For the attention of:Nicholas I. Goyak, Secretary

For the Investor:
Address:	Portion B, 30/F, Bank of China Tower, 1 Garden Road, Central, Hong Kong
Fax No:	+852 2363 8086
For the attention of:	Keith Tse

English language

10.4
All notices or other formal communications under or in connection with this Agreement shall be in the English language or, if in any other language, accompanied by a translation into English.  In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

11.	TIME OF THE ESSENCE

11.1	Time shall be of the essence in relation to the obligations to be performed by the Parties under this Agreement.

12.	ENTIRE AGREEMENT

12.1
This Agreement, together with any agreements or documents referred to herein, sets out the entire agreement and understanding between the Parties with respect to the subject matter contained herein and supersedes all prior agreements, understandings, negotiations and discussions (whether oral or written) and all previous agreements in relation to the subject matter contained herein are hereby terminated and shall have no further force or effect.

13.	FURTHER ASSURANCE

13.1
Each Party agrees to give such further assurance, provide such further information, perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by law or as may be necessary or reasonably desirable to implement and/or give effect to this Agreement and the transactions contemplated therein.

14.	WAIVERS

14.1
No waiver of any provisions of this Agreement shall be effective unless set forth in written instrument signed by the Party waiving such provision.  No failure, relaxation, forbearance, indulgence or delay of any Party in exercising any right or remedy provided by law or under this Agreement shall affect the ability of that Party subsequently to exercise such right or remedy or to pursue any other rights or remedies, nor shall such failure or delay constitute a waiver or variation of that or any other right or remedy.  No single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

15.	PARTIAL INVALIDITY

15.1
The Parties intend that the provisions of this Agreement shall be enforced to the fullest extent permissible under the Laws applied in each jurisdiction in which enforcement is sought. If any particular provision or part of this Agreement shall be held to be invalid or unenforceable, then such provision shall (so far as invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement. The Parties shall use all reasonable endeavours to replace the invalid or unenforceable provisions by a valid and enforceable substitute provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

16.	VARIATION

16.1
No variation of any of the terms of this Agreement (or of any document described in or expressed to be entered into in connection with this Agreement) shall be effective unless such variation is made in writing and signed by or on behalf of each of the Parties. The expression “Variation” shall include any variation, supplement, deletion or replacement however effected.

17.	ASSIGNMENT

17.1
This Agreement shall be binding on and enure for the benefit of the successors of the Parties. The Investor may assign all or any of its rights under this Agreement to any of its Affiliates.  The Issuer may not assign its rights under this Agreement.

18.	GOVERNING LAW AND JURISDICTION AND PROCESS AGENT

18.1
Hong Kong law shall govern this Agreement and all documents delivered pursuant hereto without regard to principles of conflicts of law. The Parties each submit to the non-exclusive jurisdiction of the State and Federal courts in Portland, Oregon, except that nothing in this Agreement shall be deemed to operate to preclude a Party from bringing suit or taking other legal action in any other jurisdiction to enforce its rights or to enforce a judgment or other court order in favour of a Party. Each Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such Party at the address for notices set forth above and that service so made shall be deemed completed upon the earlier to occur of such Party’s actual receipt thereof or, in the case of the Issuer, three (3) days after deposit in the US mails, proper postage prepaid.

18.2
Except for disputes relating to the enforcement of this Agreement, any claim, dispute or controversy of whatever nature arising out of or relating to this Agreement, including,  any action or claim based on tort, contract, or statute, or concerning the interpretation, effect, termination, validity, performance and/or breach of this Agreement (the Claim), shall be resolved by final and binding arbitration. The arbitration shall be conducted by and submitted to a single arbitrator (the Arbitrator) selected from and administered by the Portland, Multnomah County, Oregon office of JAMS (JAMS), in accordance with its then existing Comprehensive Arbitration Rules & Procedures; however, upon the written demand of any Party to the arbitration, the arbitration shall be conducted by and submitted to three Arbitrators selected from and administered by the JAMS Comprehensive Arbitration Rules & Procedures. The arbitration hearing shall be held in Portland, Multnomah County, Oregon.

The Arbitrator(s) shall NOT be authorized to reform, modify or materially change this Agreement or other agreements entered into between the Parties. Each Party shall bear its own attorneys’ fees, costs and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the Arbitrator(s) and JAMS; however, the Arbitrator(s) shall be authorized to determine whether a Party is the prevailing Party and, if so, to award to that prevailing Party reimbursement for its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.), and/or the fees and costs of the Arbitrator(s) and JAMS.  The Arbitrator(s), and not a court, shall also be authorized to determine whether this clause 18 applies to a Claim sought to be resolved hereunder. The Arbitrator(s) shall, within fifteen (15) calendar days after the conclusion of the arbitration hearing, issue a written award and a written statement of decision describing the material factual findings and conclusions on which the award is based, including the calculation of any damages awarded.

By agreeing to this binding arbitration provision, the Parties understand that they are waiving certain rights and protections which may otherwise be available if a Claim were determined by litigation in court, including, without limitation, the right to seek or obtain certain types of damages precluded by this arbitration provision, the right to a jury trial, certain rights of appeal, and a right to invoke formal rules of procedure and evidence.

19.	COUNTERPARTS

19.1
This Agreement may be executed in any number of counterparts and by each Party on separate counterparts. Each counterpart is an original but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Agreement by e-mail attachment or telecopy shall be an effective mode of delivery.

SCHEDULE 1

PART A
WARRANTIES AT SIGNING AND CLOSING

In consideration of the Investor entering into this Agreement, Powin Corp and the Issuer, jointly and severally, represent and warrant as follows:

(a)
each of Powin Corp, the Issuer and its Subsidiaries is a company duly incorporated and organised and validly existing under the Laws of its jurisdiction of incorporation or organisation, is not in liquidation or receivership and has full power and authority to own its properties and to conduct its business;

(b)	the group structure chart provided by the Issuer to the Investor is a true, complete and accurate reflection of the Group, its shareholders and Subsidiaries;

(c)	each of the Issuer and its Subsidiaries is lawfully qualified to conduct business in those jurisdictions in the manner in which its business is currently being conducted;

(d)	each of Powin Corp and the Issuer has full power and authority to enter into and, subject to obtaining all necessary approvals from its Shareholders, perform its obligations under this Agreement;

(e)
this Agreement has been duly authorised, executed and delivered by Powin Corp, the Issuer and constitutes a valid and legally binding obligation of the Issuer, enforceable in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganisation, moratorium or similar Laws affecting the rights and remedies of creditors or by general equitable principles;

(f)	the Issuer has full power, authority and capacity to allot and issue the Subscription Shares pursuant to this Agreement under the Articles and By-law of the Issuer and applicable Laws.

(g)	the Subscription Shares, when issued will:

(i)
will be or are fully paid and will rank pari passu in all aspects with the other Shares then outstanding free from all Encumbrances, and together with all rights including dividends, distributions or any return of capital declared and voting rights attaching to them as at the date of issue of the Shares; and

(ii)
will have been duly authorised for issuance by all necessary action on the part of the Issuer and when issued and delivered to the Investor will have been validly issued, fully paid, and will not have been issued in violation of or subject to any pre-emptive rights or other contractual rights to subscribe for or purchase securities issued by the Issuer.

(h)
as at the date of this Agreement and at Closing, the total number of Firm Shares represent 30 per cent. of the total issued Shares of the Issuer as enlarged by, on a Fully Diluted Basis (but ignoring the Option Shares), the issue of such Firm Shares;

(i)
there are no restrictions applicable to the Subscription Shares generally upon the voting or transfer of any of the Subscription Shares pursuant to the Issuer's constitutional documents or pursuant to any agreement or other instrument to which the Issuer is a Party or by which the Issuer may be bound;

(j)	as at the date of this Agreement and immediate before Closing, the Issuer only has 10,000 common stock in issue and outstanding;

(k)
there are no outstanding securities issued by the Issuer or its Subsidiaries convertible into or exchangeable for Shares, or warrants, rights or options to purchase Shares from the Issuer or its Subsidiaries, nor are there other or similar arrangements to which the Issuer or any Subsidiary is party providing for the issue or purchase of Shares or the subscription for Shares and no unissued share capital of the Issuer is under option or agreed conditionally or unconditionally to be put under option;

(l)
there are no outstanding securities issued by Powin Corp convertible into or exchangeable for Shares, or warrants, rights or options to purchase Shares from Powin Corp, nor are there other or similar arrangements to which Powin Corp is party providing for the purchase of Shares;

(m)
the Issuer and its Subsidiaries are in compliance with, and will at all times comply with, all applicable Laws (including any rules and regulations administered by the Office of Foreign Assets Control of the US Department of the Treasury) to which it is subject;

(n)
neither the Issuer, any of its Subsidiaries, Affiliates, nor their respective officers, employees, directors, representatives or agents has, directly or indirectly, made or authorized (A) any contribution, payment or gift of funds or property to any official, employee or agent of any Authority, or any candidate for public office, in Hong Kong, the USA or any other jurisdiction, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under any applicable Law, or (B) any bribe, rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business activities of the relevant member of the Group, and without prejudice to the foregoing, neither any member of the Group nor any director, officer, agent, employee or Affiliate of any member of the Group, to the best knowledge of the Issuer, has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, or the UK Bribery Act 2010 and the Issuer and the other members of the Group have instituted and maintain policies and procedures designed to ensure compliance with applicable Laws relating to anti-bribery in the jurisdictions in which the Group conducts its business;

(o)
the operations of each member of the Group are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting and other requirements of the money laundering Laws of all relevant jurisdictions (collectively, the Money Laundering Laws), and no action, suit, proceeding, investigation or inquiry by or before any Authority involving any member of the Group with respect to the Money Laundering Laws is pending or, to the best of the Issuer’s knowledge, threatened;

(p)
(A) neither any member of the Group nor any of its directors, officers, employees, Affiliates or agents, nor any person acting on behalf of any of them, is currently subject to any of the Sanctions Laws and Regulations (as defined below) (as used herein, Sanctions Laws and Regulations means (i) any U.S. sanctions related to or administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (including, without limitation, the designation as a “specially designated national or blocked person” thereunder), (ii) any sanctions or requirements imposed by, or based upon the obligations or authorities set forth in, the U.S. Trading With the Enemy Act, the U.S. International Emergency Economic Powers Act, the U.S. United Nations Participation Act or the U.S. Syria Accountability and Lebanese Sovereignty Act, all as amended, or any of the foreign assets control regulations of the U.S. Department of the Treasury (including, without limitation, 31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto and (iii) any sanctions measures imposed by the United Nations Security Council or European Union); (B) there have been no transactions or connections between any member of the Group, on the one hand, and any country, territory, person or entity subject to sanctions under any of the Sanctions Laws and Regulations or any person or entity in those countries or territories or which performs contracts in support of projects in or for the benefit of those countries or territories, on the other hand; (C) the Issuer will not, directly or indirectly, use, lend, contribute or otherwise make available the proceeds from the transaction contemplated hereunder to any member of the Group or other person or entity, for the purpose of financing any activities or business of or with any person or entity, or of, with or in any country or territory, that is subject to any Sanctions Laws and Regulations, or in any other manner that will result in a violation of any of the Sanctions Laws and Regulations; (D) none of the issue of the Subscription Shares, the execution, delivery and performance of this Agreement, or the consummation of the transaction contemplated hereunder will result in a violation of any of the Sanctions Laws and Regulations;

(q)
subject only to satisfaction of the Conditions and clause 4.1, no consent, clearance, approval, authorisation, order, registration or qualification of or with any court, governmental agency or regulatory body having jurisdiction over the Issuer is required and no other action or thing is required to be taken, fulfilled or done for the issue or allotment of the Subscription Shares or the consummation of the other transactions contemplated by this Agreement except for those which have been, or will on or prior to the Closing Date and the Option Closing Date (if any) be, obtained and are, or will on the Closing Date and the Option Closing Date (if any) be, in full force and effect;

(r)
the execution and delivery of this Agreement, the issue and allotment of the Subscription Shares, the consummation of the transactions contemplated herein and compliance with the terms hereof do not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (A) the documents constituting the Issuer or (B) any indenture, trust deed, mortgage or other agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which it or any of its properties are bound, save where such conflict, breach or default would not, individually or in the aggregate in the cause of this clause (B), have a Material Adverse Effect or (ii) infringe any existing applicable law, rule, regulation, judgment, order, authorisation or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over the Issuer or any of its Subsidiaries or any of their properties or assets;

(s)
all information in relation to the Group and/or its business supplied or disclosed to the Investor, its Affiliates or any of its employees, officers, representatives or advisors including, without limitation, the answers and documents provided at due diligence meetings (and any new or additional information serving to update or amend such information supplied or disclosed by the Issuer to the Investor or the legal and other professional advisers to the Investor) is true and correct in all material respects and not misleading in any material respect and all forecasts and estimates relating to the Group so supplied or disclosed have been made after due, careful and proper consideration, are based on reasonable assumptions and represent reasonable and fair expectations honestly held based on facts known to the persons who prepared such forecasts and/or estimates and there has been no material development or occurrence relating to the financial or business condition of the Issuer or the Group since the provision of such information, forecasts or estimates which is not in the public domain and which would reasonably be expected to be material and adverse to the financial or business condition of the Issuer and the Group;

(t)
the audited consolidated financial statements of the Issuer and its Subsidiaries taken as a whole (the Consolidated Group) as at and for the years ended 31 December 2011, 2012 and 2013 have been prepared in accordance with US generally accepted accounting principles, and consistently applied and present a true and fair view of the financial position of the Issuer and of the Consolidated Group as at such respective dates, and the results of operations and changes in financial position of the Issuer and of the Consolidated Group for the periods in respect of which they have been prepared. Since 31 December 2013 there has been no change nor any development or event reasonably likely to materially adverse to the condition (financial or other), prospects, results of operations or properties of the Issuer and the Consolidated Group respectively;

(u)
there are no outstanding guarantees or contingent payment obligations of any Group company, in respect of indebtedness of third parties; each Group company is in compliance with all of its obligations under any outstanding guarantees or contingent payment obligations;

(v)
no Group company is engaged in, party to, or have any material off-balance sheet transactions, arrangements, and obligations other than hedging transactions in the ordinary course of business; and no Group company has any material relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by that Group company, such as structured finance entities and special purpose entities that are reasonably likely to have a material effect on the liquidity of any Group company or the availability thereof or the requirements of any Group company for capital resources;

(w)
all the outstanding shares of capital stock or other equity interests of each Subsidiary of the Issuer have been duly and validly authorised and issued, are fully paid and are owned directly or indirectly by the Issuer, free and clear of any Encumbrances;

(x)	the Issuer or its Subsidiaries have a legal right to occupy and use the properties set out in Schedule 6;

(y)
the Issuer and its Subsidiaries have such legal and marketable title to all properties and to all assets necessary to conduct the business now operated by them in each case free from Encumbrances and title defects, and any real property or buildings held under lease by the Issuer or any of its Subsidiaries are held by it under valid, existing and enforceable leases, save where the absence would not, individually or in the aggregate, have a Material Adverse Effect;

(z)
the Issuer and its Subsidiaries possess all certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, save where the absence would not, individually or in the aggregate, have a Material Adverse Effect, and the Issuer and its Subsidiaries have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit;

(aa)
other than income, profit, capital gain tax or other taxes of a similar nature, no stamp or other duty is assessable or payable in, and no withholding or deduction for any taxes, duties, assessment or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, Hong Kong, the USA, or any other relevant jurisdiction in connection with the allotment or issue of the Subscription Shares or the execution or delivery of this Agreement;

(bb)
there are no police, governmental or regulatory investigations nor any pending actions, suits or proceedings against or affecting the Issuer or any of its Subsidiaries or to the best of the knowledge, information or belief of the Issuer any of their respective directors, officers, employees or properties which, if determined adversely to the Issuer or any of its Subsidiaries or any of their respective directors, officers or employers, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Issuer to perform its obligations under this Agreement,  and no such investigation, actions, suits or proceedings are to the best of the knowledge, information or belief of the Issuer threatened or contemplated;

(cc)
each of the Issuer and its Subsidiaries has in place all material policies of insurance sufficient and customary for the conduct of its businesses as currently operated and for compliance with all requirements of law, such policies are in full force and effect, and all premiums with respect thereto have been paid, and no notice of cancellation or termination has been received with respect to any such policy, and the Issuer and its Subsidiaries have complied in all material respects with the terms and conditions of such policies;

(dd)
each of the Issuer and its Subsidiaries has duly and timely filed all tax returns that are required to be filed in all jurisdictions or has duly requested extensions thereof and has paid all taxes required to be paid by any of them in all jurisdictions and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings.  Adequate charges, accruals and reserves have been provided for in the financial statements referred to in paragraph (v) above in respect of all taxes for all periods as to which the tax liability of the Issuer or any of its Subsidiaries has not been finally determined or remains open to examination by an applicable taxing Authority;

(ee)	no event, circumstance, effect, occurrence or state of affairs or any combination thereof has occurred which would, or could reasonably be expected to have a Material Adverse Effect;

(ff)	no injunction, interim or otherwise, has been granted in respect of the Issuer which would prohibit the Issuer to enter into and perform its obligations under this Agreement;

(gg)	the Issuer and its Subsidiaries are in compliance with all material provisions of the financing agreements to which it or they are party;

(hh)
the Issuer and its Subsidiaries (i) are in compliance with any and all applicable Laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (Environmental Laws), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws necessary to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except that any failure to comply with Environmental Laws or to so obtain such permits, licenses or approvals thereunder would not, individually or in the aggregate, have a Material Adverse Effect;

(ii)
save for the Key Intellectual Property Rights that are to be transferred to the Group pursuant to clause 2.1.1, each member of the Group owns, possesses, or has validly licensed to it, all patents, trademarks, service marks, logos, trade names, internet domain names, copyright (including rights in computer software) and moral rights, database rights, utility models, rights in designs, rights in get-up, rights in inventions, rights in know-how and other intellectual property rights, in each case whether registered or unregistered, and all rights or forms of protection having equivalent or similar effect anywhere in the world (and registered includes registrations and applications for registration) (collectively, Intellectual Property Rights) which are material to the Group’s ability to conduct its business in the manner in which it is now operated by it, or presently employed by it, and has not received any notice of infringement of or conflict with, or to the Issuer’s knowledge infringed, asserted rights of a third party with respect to any such Intellectual Property Rights;

(jj)	by the Closing Date, the Group will become the sole and lawful owner of all of the Key Intellectual Properties free from any Encumbrances;

(kk)
by the Closing Date, Powin Corp would have transferred to the relevant member of the Group all of the Key Intellectual Property Rights and neither Powin Corp nor its Affiliates would be the owner of any of the Key Intellectual Property Right;

(ll)
to the best of the knowledge and belief of the directors of Powin Corp and the Issuer, as at the date of this Agreement and immediately before Closing, all of key technologies and products of the Group can be applied commercially and in an economically viable and profitable manner, and none of them is aware of any situations where any of the key technologies or products of the Group cannot be applied commercially and in an economically viable and profitable manner;

(mm)
the information and communications technologies used by the Issuer and which are material to the conduct of the Issuer’s business, including hardware, proprietary and third party software, services, networks, peripherals and associated documentation are owned by, or properly licensed, leased or supplied under third party contracts to, the Issuer;

(nn)
the Group is not paying, and is not under any liability (actual or contingent) to pay or secure (other than by payment of employers’ contributions under social security legislation), any pension or other benefit on retirement, death or disability or on the attainment of a specified age or on the completion of a specified number of years of service;

(oo)
each of the Issuer and its Subsidiaries has the ability to pay its debts when they fall due, neither the Issuer nor any of its Subsidiaries is in receivership or liquidation or in the process of being wound up, nor has taken any step to  enter into liquidation, no petition has been presented nor resolution passed  for the winding-up of it, there are no grounds on which a petition or  application could be based for the winding-up or appointment of a receiver of the Issuer or any of its Subsidiaries, nor is there any facts suggesting that an insolvency, liquidation or petition for the winding-up of the Issuer or any of its Subsidiaries may be started and no proceedings for the winding-up or liquidation of the Issuer or any of its Subsidiaries has been threatened against it. Each of the Issuer and its Subsidiaries is not bankrupt, or has taken any step to enter into bankruptcy, and no petition has been presented or threatened to be presented for the bankruptcy of each of the Issuer and its Subsidiaries;

(pp)
at the date of this Agreement and the Closing Date, no member of the Group is a party to any agreement which remains subsisting which is (i) not entered into on arm's-length terms and in the ordinary course of business or (ii) incapable of complete performance within three months from the date of this Agreement or (iii) entered into with Powin Corp, any of its directors or controlling shareholders or any of their respective Affiliates;

(qq)
at the date of this Agreement, the Issuer owes an amount of no less than US$5,200,000 by way of a loan or promissory note to Powin Corp.  At Closing, there exists no outstanding debt, loan or obligation by any member of the Group to Powin Corp, any of its directors or controlling shareholders or any of their respective Affiliates;

(rr)	there is not outstanding any contract to which any member of the Group is a party of guarantee, indemnity or suretyship or any contract to secure any obligation of any person;

(ss)
no member of the Group is engaged or proposing to engage in any litigation, arbitration, prosecution or other legal proceedings, and so far as the Issuer is aware there are no claims or actions (whether criminal or civil) in progress, outstanding, pending or threatened against any member of the Group, any of their assets or any of their directors or in respect of which any member of the Group is liable to indemnify any party.

The representations and warranties contained in or given pursuant to this Schedule I shall be repeated at the Closing Date unless otherwise stated.

PART B

WARRANTIES AT OPTION CLOSING

In consideration of the Investor entering into this Agreement, Powin Corp and the Issuer, jointly and severally, represent and warrant as follows:

(a)
each of Powin Corp, the Issuer and its Subsidiaries is a company duly incorporated and organised and validly existing under the Laws of its jurisdiction of incorporation or organisation, is not in liquidation or receivership and has full power and authority to own its properties and to conduct its business;

(b)	the group structure chart provided by the Issuer to the Investor is a true, complete and accurate reflection of the Group, its shareholders and Subsidiaries;

(c)	each of the Issuer and its Subsidiaries is lawfully qualified to conduct business in those jurisdictions in the manner in which its business is currently being conducted;

(d)	each of Powin Corp and the Issuer has full power and authority to enter into and, subject to obtaining all necessary approvals from its Shareholders, perform its obligations under this Agreement;

(e)
this Agreement has been duly authorised, executed and delivered by Powin Corp, the Issuer and constitutes a valid and legally binding obligation of the Issuer, enforceable in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganisation, moratorium or similar Laws affecting the rights and remedies of creditors or by general equitable principles;

(f)	the Issuer has full power, authority and capacity to allot and issue the Subscription Shares pursuant to this Agreement under the Articles and By-law of the Issuer and applicable Laws.

(g)	the Subscription Shares, when issued will:

(i)
will be or are fully paid and will rank pari passu in all aspects with the other Shares then outstanding free from all Encumbrances, and together with all rights including dividends, distributions or any return of capital declared and voting rights attaching to them as at the date of issue of the Shares; and

(ii)
will have been duly authorised for issuance by all necessary action on the part of the Issuer and when issued and delivered to the Investor will have been validly issued, fully paid, and will not have been issued in violation of or subject to any pre-emptive rights or other contractual rights to subscribe for or purchase securities issued by the Issuer.

(h)
as at the date of this Agreement and at Closing, the total number of Firm Shares represent 30 per cent. of the total issued Shares of the Issuer as enlarged by, on a Fully Diluted Basis (but ignoring the Option Shares), the issue of such Firm Shares;

(i)
there are no restrictions applicable to the Subscription Shares generally upon the voting or transfer of any of the Subscription Shares pursuant to the Issuer's constitutional documents or pursuant to any agreement or other instrument to which the Issuer is a Party or by which the Issuer may be bound;

(j)	as at the date of this Agreement and immediate before Closing, the Issuer only has 10,000 common stock in issue and outstanding;

(k)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, there are no outstanding securities issued by the Issuer or its Subsidiaries convertible into or exchangeable for Shares, or warrants, rights or options to purchase Shares from the Issuer or its Subsidiaries, nor are there other or similar arrangements to which the Issuer or any Subsidiary is party providing for the issue or purchase of Shares or the subscription for Shares and no unissued share capital of the Issuer is under option or agreed conditionally or unconditionally to be put under option;

(l)
there are no outstanding securities issued by Powin Corp convertible into or exchangeable for Shares, or warrants, rights or options to purchase Shares from Powin Corp, nor are there other or similar arrangements to which Powin Corp is party providing for the purchase of Shares;

(m)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, the Issuer and its Subsidiaries are in compliance with, and will at all times comply with, all applicable Laws (including any rules and regulations administered by the Office of Foreign Assets Control of the US Department of the Treasury) to which it is subject;

(n)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, neither the Issuer, any of its Subsidiaries, Affiliates, nor their respective officers, employees, directors, representatives or agents has, directly or indirectly, made or authorized (A) any contribution, payment or gift of funds or property to any official, employee or agent of any Authority, or any candidate for public office, in Hong Kong, the USA or any other jurisdiction, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under any applicable Law, or (B) any bribe, rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business activities of the relevant member of the Group, and without prejudice to the foregoing, neither any member of the Group nor any director, officer, agent, employee or Affiliate of any member of the Group, to the best knowledge of the Issuer, has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, or the UK Bribery Act 2010 and the Issuer and the other members of the Group have instituted and maintain policies and procedures designed to ensure compliance with applicable Laws relating to anti-bribery in the jurisdictions in which the Group conducts its business;

(o)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, the operations of each member of the Group are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting and other requirements of the money laundering Laws of all relevant jurisdictions (collectively, the Money Laundering Laws), and no action, suit, proceeding, investigation or inquiry by or before any Authority involving any member of the Group with respect to the Money Laundering Laws is pending or, to the best of the Issuer’s knowledge, threatened;

(p)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option: (A) neither any member of the Group nor any of its directors, officers, employees, Affiliates or agents, nor any person acting on behalf of any of them, is currently subject to any of the Sanctions Laws and Regulations (as defined below) (as used herein, Sanctions Laws and Regulations means (i) any U.S. sanctions related to or administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (including, without limitation, the designation as a “specially designated national or blocked person” thereunder), (ii) any sanctions or requirements imposed by, or based upon the obligations or authorities set forth in, the U.S. Trading With the Enemy Act, the U.S. International Emergency Economic Powers Act, the U.S. United Nations Participation Act or the U.S. Syria Accountability and Lebanese Sovereignty Act, all as amended, or any of the foreign assets control regulations of the U.S. Department of the Treasury (including, without limitation, 31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto and (iii) any sanctions measures imposed by the United Nations Security Council or European Union); (B) there have been no transactions or connections between any member of the Group, on the one hand, and any country, territory, person or entity subject to sanctions under any of the Sanctions Laws and Regulations or any person or entity in those countries or territories or which performs contracts in support of projects in or for the benefit of those countries or territories, on the other hand; (C) the Issuer will not, directly or indirectly, use, lend, contribute or otherwise make available the proceeds from the transaction contemplated hereunder to any member of the Group or other person or entity, for the purpose of financing any activities or business of or with any person or entity, or of, with or in any country or territory, that is subject to any Sanctions Laws and Regulations, or in any other manner that will result in a violation of any of the Sanctions Laws and Regulations; (D) none of the issue of the Subscription Shares, the execution, delivery and performance of this Agreement, or the consummation of the transaction contemplated hereunder will result in a violation of any of the Sanctions Laws and Regulations;

(q)
subject only to satisfaction of the Conditions and clause 4.1, no consent, clearance, approval, authorisation, order, registration or qualification of or with any court, governmental agency or regulatory body having jurisdiction over the Issuer is required and no other action or thing is required to be taken, fulfilled or done for the issue or allotment of the Subscription Shares or the consummation of the other transactions contemplated by this Agreement except for those which have been, or will on or prior to the Closing Date and the Option Closing Date (if any) be, obtained and are, or will on the Closing Date and the Option Closing Date (if any) be, in full force and effect;

(r)
the execution and delivery of this Agreement, the issue and allotment of the Subscription Shares, the consummation of the transactions contemplated herein and compliance with the terms hereof do not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (A) the documents constituting the Issuer or (B) any indenture, trust deed, mortgage or other agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which it or any of its properties are bound, save where such conflict, breach or default would not, individually or in the aggregate in the cause of this clause (B), have a Material Adverse Effect or (ii) infringe any existing applicable law, rule, regulation, judgment, order, authorisation or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over the Issuer or any of its Subsidiaries or any of their properties or assets;

(s)
all information in relation to the Group and/or its business supplied or disclosed to the Investor, its Affiliates or any of its employees, officers, representatives or advisors including, without limitation, the answers and documents provided at due diligence meetings (and any new or additional information serving to update or amend such information supplied or disclosed by the Issuer to the Investor or the legal and other professional advisers to the Investor) is true and correct in all material respects and not misleading in any material respect and all forecasts and estimates relating to the Group so supplied or disclosed have been made after due, careful and proper consideration, are based on reasonable assumptions and represent reasonable and fair expectations honestly held based on facts known to the persons who prepared such forecasts and/or estimates and there has been no material development or occurrence relating to the financial or business condition of the Issuer or the Group since the provision of such information, forecasts or estimates which is not in the public domain and which would reasonably be expected to be material and adverse to the financial or business condition of the Issuer and the Group;

(t)
the audited consolidated financial statements of the Issuer and its Subsidiaries taken as a whole (the Consolidated Group) as at and for the years ended 31 December 2011, 2012 and 2013 have been prepared in accordance with US generally accepted accounting principles, and consistently applied and present a true and fair view of the financial position of the Issuer and of the Consolidated Group as at such respective dates, and the results of operations and changes in financial position of the Issuer and of the Consolidated Group for the periods in respect of which they have been prepared. Since 31 December 2013 there has been no change nor any development or event reasonably likely to materially adverse to the condition (financial or other), prospects, results of operations or properties of the Issuer and the Consolidated Group respectively;

(u)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, there are no outstanding guarantees or contingent payment obligations of any Group company, in respect of indebtedness of third parties; each Group company is in compliance with all of its obligations under any outstanding guarantees or contingent payment obligations;

(v)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, no Group company is engaged in, party to, or have any material off-balance sheet transactions, arrangements, and obligations other than hedging transactions in the ordinary course of business; and no Group company has any material relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by that Group company, such as structured finance entities and special purpose entities that are reasonably likely to have a material effect on the liquidity of any Group company or the availability thereof or the requirements of any Group company for capital resources;

(w)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, all the outstanding shares of capital stock or other equity interests of each Subsidiary of the Issuer have been duly and validly authorised and issued, are fully paid and are owned directly or indirectly by the Issuer, free and clear of any Encumbrances;

(x)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, the Issuer or its Subsidiaries have the legal right to occupy and use the properties set out in Schedule 6;

(y)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, the Issuer and its Subsidiaries have such legal and marketable title to all properties and to all assets necessary to conduct the business now operated by them in each case free from Encumbrances and title defects, and any real property or buildings held under lease by the Issuer or any of its Subsidiaries are held by it under valid, existing and enforceable leases, save where the absence would not, individually or in the aggregate, have a Material Adverse Effect;

(z)
the Issuer and its Subsidiaries possess all certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, save where the absence would not, individually or in the aggregate, have a Material Adverse Effect, and the Issuer and its Subsidiaries have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit;

(aa)
other than income, profit, capital gain tax or other taxes of a similar nature, no stamp or other duty is assessable or payable in, and no withholding or deduction for any taxes, duties, assessment or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, Hong Kong, the USA, or any other relevant jurisdiction in connection with the allotment or issue of the Subscription Shares or the execution or delivery of this Agreement;

(bb)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, there are no police, governmental or regulatory investigations nor any pending actions, suits or proceedings against or affecting the Issuer or any of its Subsidiaries or to the best of the knowledge, information or belief of the Issuer any of their respective directors, officers, employees or properties which, if determined adversely to the Issuer or any of its Subsidiaries or any of their respective directors, officers or employers, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Issuer to perform its obligations under this Agreement,  and no such investigation, actions, suits or proceedings are to the best of the knowledge, information or belief of the Issuer threatened or contemplated;

(cc)
each of the Issuer and its Subsidiaries has in place all material policies of insurance sufficient and customary for the conduct of its businesses as currently operated and for compliance with all requirements of law, such policies are in full force and effect, and all premiums with respect thereto have been paid, and no notice of cancellation or termination has been received with respect to any such policy, and the Issuer and its Subsidiaries have complied in all material respects with the terms and conditions of such policies;

(dd)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, each of the Issuer and its Subsidiaries has duly and timely filed all tax returns that are required to be filed in all jurisdictions or has duly requested extensions thereof and has paid all taxes required to be paid by any of them in all jurisdictions and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings.  Adequate charges, accruals and reserves have been provided for in the financial statements referred to in paragraph (v) above in respect of all taxes for all periods as to which the tax liability of the Issuer or any of its Subsidiaries has not been finally determined or remains open to examination by an applicable taxing Authority;

(ee)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, no event, circumstance, effect, occurrence or state of affairs or any combination thereof has occurred which would, or could reasonably be expected to have a Material Adverse Effect;

(ff)	no injunction, interim or otherwise, has been granted in respect of the Issuer which would prohibit the Issuer to enter into and perform its obligations under this Agreement;

(gg)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, the Issuer and its Subsidiaries are in compliance with all material provisions of the financing agreements to which it or they are party;

(hh)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, the Issuer and its Subsidiaries (i) are in compliance with any and all applicable Laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (Environmental Laws), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws necessary to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except that any failure to comply with Environmental Laws or to so obtain such permits, licenses or approvals thereunder would not, individually or in the aggregate, have a Material Adverse Effect;

(ii)
save for the Key Intellectual Property Rights that are to be transferred to the Group pursuant to clause 2.1.1, each member of the Group owns, possesses, or has validly licensed to it, all patents, trademarks, service marks, logos, trade names, internet domain names, copyright (including rights in computer software) and moral rights, database rights, utility models, rights in designs, rights in get-up, rights in inventions, rights in know-how and other intellectual property rights, in each case whether registered or unregistered, and all rights or forms of protection having equivalent or similar effect anywhere in the world (and registered includes registrations and applications for registration) (collectively, Intellectual Property Rights) which are material to the Group’s ability to conduct its business in the manner in which it is now operated by it, or presently employed by it, and has not received any notice of infringement of or conflict with, or to the Issuer’s knowledge infringed, asserted rights of a third party with respect to any such Intellectual Property Rights;

(jj)	by the Closing Date, the Group will become the sole and lawful owner of all of the Key Intellectual Properties free from any Encumbrances;

(kk)
by the Closing Date, Powin Corp would have transferred to the relevant member of the Group all of the Key Intellectual Property Rights and neither Powin Corp nor its Affiliates would be the owner of any of the Key Intellectual Property Right;

(ll)
to the best of the knowledge and belief of the directors of Powin Corp and the Issuer, as at the date of this Agreement and immediately before Closing, all of key technologies and products of the Group can be applied commercially and in an economically viable and profitable manner, and none of them is aware of any situations where any of the key technologies or products of the Group cannot be applied commercially and in an economically viable and profitable manner;

(mm)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, the information and communications technologies used by the Issuer and which are material to the conduct of the Issuer’s business, including hardware, proprietary and third party software, services, networks, peripherals and associated documentation are owned by, or properly licensed, leased or supplied under third party contracts to, the Issuer;

(nn)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, the Group is not paying, and is not under any liability (actual or contingent) to pay or secure (other than by payment of employers’ contributions under social security legislation), any pension or other benefit on retirement, death or disability or on the attainment of a specified age or on the completion of a specified number of years of service;

(oo)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, each of the Issuer and its Subsidiaries has the ability to pay its debts when they fall due, neither the Issuer nor any of its Subsidiaries is in receivership or liquidation or in the process of being wound up, nor has taken any step to  enter into liquidation, no petition has been presented nor resolution passed  for the winding-up of it, there are no grounds on which a petition or  application could be based for the winding-up or appointment of a receiver of the Issuer or any of its Subsidiaries, nor is there any facts suggesting that an insolvency, liquidation or petition for the winding-up of the Issuer or any of its Subsidiaries may be started and no proceedings for the winding-up or liquidation of the Issuer or any of its Subsidiaries has been threatened against it. Each of the Issuer and its Subsidiaries is not bankrupt, or has taken any step to enter into bankruptcy, and no petition has been presented or threatened to be presented for the bankruptcy of each of the Issuer and its Subsidiaries;

(pp)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, at the date of this Agreement and the Closing Date, no member of the Group is a party to any agreement which remains subsisting which is (i) not entered into on arm's-length terms and in the ordinary course of business or (ii) incapable of complete performance within three months from the date of this Agreement or (iii) entered into with Powin Corp, any of its directors or controlling shareholders or any of their respective Affiliates;

(qq)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, there exists no outstanding debt, loan or obligation by any member of the Group to Powin Corp, any of its directors or controlling shareholders or any of their respective Affiliates;

(rr)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, there is not outstanding any contract to which any member of the Group is a party of guarantee, indemnity or suretyship or any contract to secure any obligation of any person;

(ss)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, no member of the Group is engaged or proposing to engage in any litigation, arbitration, prosecution or other legal proceedings, and so far as the Issuer is aware there are no claims or actions (whether criminal or civil) in progress, outstanding, pending or threatened against any member of the Group, any of their assets or any of their directors or in respect of which any member of the Group is liable to indemnify any party.

SCHEDULE 2

FORM OF OPTION NOTICE

[ON THE LETTERHEAD OF THE INVESTOR]

To: [●]

[Date]

Dear Sirs

SUBSCRIPTION AGREEMENT RELATING TO THE SHARES OF POWIN ENERGY CORPORATION.

We hereby irrevocably exercise the [Initial/Revised] Option contained in clause [3.1.3/3.1.4] of the Subscription Agreement dated [  ] 2014 for [•] of Option Shares (as defined in the Subscription Agreement). Payment for, and delivery of, the Option Shares shall take place on [●] (the Option Closing Date).

Yours faithfully

[  ] LIMITED

By:

___________________________

[Name]

Director/[Title of authorised officer]

SCHEDULE 3

list of key employees

Virgil L. Beaston

SCHEDULE 4

list of key intellectual properties

SCHEDULE 5

Conduct of Business Before Closing

Pending Closing the Issuer shall procure that, without the prior written consent of the Investor, no member of the Group shall:

1.	create, allot or issue any shares or agree, arrange or undertake to do any of those things;

2.	give or agree to give any option, right to acquire or call (whether by conversion, subscription or otherwise) in respect of any of its share or loan capital;

3.
acquire or agree to acquire an interest in a corporate body or merge or consolidate with a corporate body or any other person, enter into any demerger transaction or participate in any other type of corporate reconstruction;

4.
acquire or dispose of, or agree to acquire or dispose of, any material assets, businesses or undertakings or any material revenues or assume or incur, or agree to assume or incur, any material liability, obligation or expense (actual or contingent);

5.	pass any resolution by its members in general meeting or make any alteration to its articles of association;

6.	declare, make or pay any dividend or other distribution;

7.	enter into any contract, liability or commitment which is incapable of being terminated within 3 months or could involve expenditure or liability which is of a material nature;

8.
create, grant or allow to subsist any Encumbrance or other agreement or arrangement which has the same or similar effect to the granting of security in respect of all or any part of the undertaking, property or assets of any member of the Group;

9.
repay (other than in the ordinary course of business), acquire, redeem or create any borrowings or other indebtedness or obligation in the nature of borrowings (including obligations pursuant to any debenture, bond, note, loan stock or other security and obligations pursuant to finance leases);

10.	make any advance, loan or deposit of money other than in the ordinary course of business or cancel, release or assign any indebtedness owed to it;

11.	make, or agree to make, any material capital commitments or expenditure;

12.	lease, license or part with or share possession or occupation of any property held or occupied or which may be acquired by any member of the Group or enter into an agreement or arrangement to do so;

13.
enter into, amend the terms of, or terminate any partnership, joint venture or other profit sharing agreement, provided that a counterparty's termination of such an agreement shall not be a breach of this paragraph;

14.	make any material change to the management and organisation of the Group or the manner in which they carry on the business, unless otherwise required pursuant to the terms of this Agreement;

15.	modify or terminate any rights under any of its contracts which are material to the businesses of the Group;

16.	remove or allow to be removed from any premises of the Group any plant and machinery;

17.	disclose or agree to disclose to any person any technical or confidential information of any member of the Group;

18.	fail to renew or fail to take any action to defend or preserve any Intellectual Property Rights or know how;

19.	enter into any agreement or arrangement to license, part with or share any Intellectual Property Rights;

20.	initiate, settle or abandon any claim, litigation, arbitration or other proceedings or make any admission of liability by or on behalf of any member of the Group;

21.
make any material change (from the point of view of the relevant employee or category of employees) in the terms and conditions of employment (contractual or non-contractual), working practices or collective agreements relating to such practices of any employee or category of employees, other than pursuant to the terms of this Agreement;

22.
make any change in the remuneration of or (without limitation) other terms of employment of or vary the duties of or dismiss or terminate the employment of any employee or director of any member of the Group, other than pursuant to the terms of this Agreement;

23.	enter into any transaction with any person otherwise than at arms' length and for full value;

24.	make any proposal for the winding up or liquidation of any member of the Group;

25.	propose any scheme or plan of arrangement, reconstruction, amalgamation or demerger;

26.	change its accounting reference date;

27.
change its auditors or make any change to its accounting practices or policies, except where such change is recommended by its auditors as a consequence of a change in generally accepted accounting practices or policies applicable to companies carrying on businesses of a similar nature, or as a consequence of a change in law;

28.
redeem or purchase any shares or reduce its issued share capital, or any uncalled or unpaid liability in respect thereof, or any capital redemption reserve, share premium account or other reserve that is not freely distributable;

29.	create or amend any employee share scheme, or grant or issue any options under any such scheme;

30.
adopt or participate in any pension scheme (other than its existing pension schemes) or amend any of its existing pension schemes or review any such scheme or vary or cease contributions made to any such scheme; or

31.	agree, undertake or otherwise give any binding undertaking to do any of the same.

SCHEDULE 6

list of material properties

20550 SW 115th Ave., Tualatin, OR97062, State of Oregon, USA

SCHEDULE 7

form of shareholders' agreement

SCHEDULE 8

Reoranisation

Steps to be taken so that the Issuer will be independent from Powin Corp in all respects at Closing as to the following:

1.           The Issuer shall have its bank accounts independent from Powin Corp.

2.	Bank account signatories shall not comprise of any person who is not a director or an employee of the Issuer.

3.	The computer and accounting systems of the Issuer shall have adequate security measures which restricts access of such systems by any person who is not a director or an employee of the Issuer.

4.	The Issuer shall maintain its own insurance policies.

Schedule 9

Transitional arrangements

Steps to be taken so that the Issuer will be independent from Powin Corp in all respects by 31 December 2014 as to the following:

1.	The Issuer shall have entered into its own tenancy agreement to occupy the premises used by it independent from the tenancy of Powin Corp.

2.	Save as otherwise agreed by the Investor, the Issuer shall not share any employees or independent contractors with Powin Corp.

3.	The Issuer shall have its computer and accounting systems which are independent from Powin Corp.

IN WITNESS whereof this Agreement has been entered into the day and year first above written.

Signed as a Deed by POWIN CORPORATION

--------------------------------

By:

Name:
Title:

Signed by POWIN ENERGY CORPORATION

--------------------------------

By:

Name:
Title:

Signed by SF SUNTECH INC.

--------------------------------
By:

Name:
Title: